UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL (Address of principal executive offices)	34108 (Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed by FTE Networks, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on November 3, 2015, the Company entered into a credit agreement, dated October 28, 2015 (the “Agreement”), with Jus-Com, Inc., an Indiana corporation and subsidiary of the Company as the borrower, certain Credit Parties thereto (as defined in the Agreement), Lateral Juscom Feeder LLC, as Administrative Agent for the several lenders party to the Agreement (collectively, the “Lenders”), and such Lenders. In connection with the Agreement, the Company undertook to commence a redemption from noteholders of certain senior secured notes of the Company issued in 2011. The company commenced such redemption pursuant to a tender offer (the “Offer”), the commencement of which was previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on November 4, 2015. Under the terms of the Offer, the Company offered to purchase for cash, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, up to an aggregate of $3,514,511.88 principal amount, but not less than an aggregate of $2,811,609.51 principal amount, of the Company’s Senior Secured Promissory Notes (the “Notes”). These amounts represented approximately 100% and 80%, respectively, of the aggregate principal amount of the Notes outstanding immediately preceding commencement of the Offer.

On November 12, 2015, the Company announced an initial settlement date of November 12, 2015 (“Initial Settlement Date”) for the Offer and accepted for purchase an aggregate of $3,420,022.32 principal amount of the Notes, or approximately 97% of the Notes outstanding immediately preceding commencement of the Offer. Holders whose Notes were accepted for purchase on the Initial Settlement Date received the tender offer consideration of $400 per $1,000 principal amount of the Notes, as well as the premium consideration of $100 per $1,000 principal amount of the Notes on the Initial Settlement Date. The Offer will expire at 11:59 p.m., New York City time, on December 4, 2015, unless extended or earlier terminated. A final settlement date will occur promptly following expiration of the Offer and is expected to be the next business day following such expiration, or December 7, 2015.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 2.03 is incorporated by reference into this Item 2.04.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

	By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer
Date: November 17, 2015